SECURITIES AND EXCHANGE COMMISSION
Washington D. C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2002

SUNLINK HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-12607	31-0621189

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

900 Circle 75 Parkway Suite 1300, Atlanta, Georgia 30339

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code 770-933-7000

Item 5.    Other Events

On October 15, 2002, SunLink Health Systems, Inc., an Ohio corporation (“SunLink”) and HM Acquisition Corp., a Delaware corporation and wholly owned subsidiary of SunLink (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with HealthMont, Inc., a Tennessee corporation (“HealthMont”), providing for the merger of HealthMont with and into Merger Sub. The Merger Agreement and the associated Press Release are incorporated herein by reference to SunLink’s filing with the Commission on October 15, 2002 pursuant to Rule 425.

Item 7.    Financial Statements and Exhibits

(c)  Exhibits –

99.1	Press Release, dated October 15, 2002, issued by SunLink Health Systems, Inc. (Incorporated by reference to Exhibit 99.1 of the Company’s Rule 425 filing on October 15, 2002.)

99.2
Agreement and Plan of Merger, dated as of October 15, 2002, among SunLink Health Systems, Inc.,
HealthMont, Inc., and HM Acquisition Corp. (Incorporated by reference to Exhibit 99.2 of the Company’s Rule 425 filing on October 15, 2002.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNLINK HEALTH SYSTEMS, INC.

Date: October 15, 2002	By:	/s/ Robert M. Thornton, Jr.
Robert M. Thornton, Jr. President and Chief Executive Officer